UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2006 (November 6, 2006)

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

On November 7, 2006, Universal Compression Holdings, Inc. (“Universal”) issued a press release announcing its financial results for the quarter ended September 30, 2006.  A copy of the press release is furnished herewith as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

Item 8.01            Other Events.

On November 6, 2006, Universal’s Board of Directors authorized the repurchase of up to $200 million of its common stock through November 6, 2008. Under the stock repurchase program, Universal may repurchase shares in open market purchases or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations.  Universal may also implement all or part of the repurchases under a Rule 10b5-1 trading plan, so as to provide the flexibility to extend its share repurchases beyond the quarterly purchasing window.  The timing and extent to which Universal repurchases its shares will depend upon market conditions and other corporate considerations, and will be in management’s discretion.  Repurchases under the program may commence or be suspended at any time without prior notice.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release of Universal dated November 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: November 7, 2006
	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release of Universal dated November 7, 2006.